UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

Two Prudential Plaza Suite 4100 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Hill-Rom Holdings, Inc.'s Annual Meeting of Shareholders was held on March 14, 2017. A copy of the press release issued by Hill-Rom in connection with this report under Item 5.07 is attached as Exhibit 99.1.

The Company's shareholders voted on the following three proposals and cast their votes as set forth below.

1. The first proposal voted upon was the election of ten directors for a one-year term ending at the Company's annual meeting of shareholders in 2018. The ten persons nominated by the Company's Board of Directors received the following votes and were elected:

	For	Withheld/Against	Broker Non-Votes
Rolf A. Classon	50,750,009	624,678	4,182,266
William G. Dempsey	50,307,971	1,066,716	4,182,266
Mary Garrett	51,127,747	246,940	4,182,266
James R. Giertz	50,310,514	1,064,173	4,182,266
Charles E. Golden	50,758,519	616,168	4,182,266
John J. Greisch	51,100,798	273,889	4,182,266
William H. Kucheman	51,130,643	244,044	4,182,266
Ronald A. Malone	50,225,959	1,148,728	4,182,266
Nancy M. Schlichting	51,129,004	245,683	4,182,266
Stacy Enxing Seng	50,308,154	1,066,533	4,182,266

2. The second proposal was a non-binding advisory vote to approve the compensation of the executives disclosed in the Company's proxy statement. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
49,735,106	1,567,087	72,494	4,182,266

3. The third proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
55,013,710	509,955	33,288	—

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release, dated March 14, 2017, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: March 14, 2017	By:	/s/ Deborah M. Rasin

	Name: Title:	Deborah M. Rasin Senior Vice President Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated March 14, 2017, issued by the Company.